Exhibit 5.10

[Waller Lansden Dortch & Davis, LLP Letterhead]

February 28, 2017

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We have acted as special Tennessee counsel to the entities found on Exhibit 1 (the “Tennessee Guarantors”), and are furnishing this opinion letter in connection with the registration statement on Form S-4 (the “Registration Statement”) filed by LifePoint Health, Inc., a Delaware corporation (the “Company”), and each of the subsidiaries listed as an “Additional Registrant Guarantor” on the cover page of the Registration Statement, including the Tennessee Guarantors (each a “Guarantor” and collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and relating to the issuance by the Company of up to $500,000,000 aggregate principal amount of Senior Notes due 2024 (the “Exchange Securities”) and the issuance by the Guarantors, including the Tennessee Guarantors, of guarantees of the Exchange Securities (the “Guarantees”).  The Exchange Securities and the Guarantees will be issued under an Indenture, dated May 26, 2016 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).  Exchange Securities in an aggregate principal amount of $500,000,000 will be offered by the Company in exchange for the same aggregate principal amount of their outstanding Senior Notes due 2024 that were issued on May 26, 2016.

In rendering the opinions set forth herein, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, and such entity records, agreements, organizational documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Tennessee Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein.  We did not participate in the negotiation or preparation of the Indenture and have not advised the Company or the Tennessee Guarantors with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Tennessee Guarantors and have assumed that such matters remain true and correct through the date hereof.

Based on the foregoing, and subject to the limitations stated herein, we are of the opinion that:

1.             Based solely on the certificates of existence issued by the Secretary of State of the State of Tennessee, each of the Tennessee Guarantors is validly existing under the laws of the State of Tennessee.

2.             Each of the Tennessee Guarantors has the requisite corporate and/or limited liability company power and authority (as the case may be) to execute, deliver and perform all of its obligations under the Indenture and to guarantee the obligations under the Indenture.

3.             Each of the Tennessee Guarantors has taken the required steps to authorize the execution, delivery and performance of the Indenture and to guarantee the guaranteed obligations under the Indenture.

Our opinions in paragraphs 2 and 3 are limited to our review of the Tennessee Business Corporation Act and the Tennessee Limited Liability Company Act as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction. We express no opinion as to: (a) the enforceability of the Indenture in accordance with its terms except to opine as to the authority of the Tennessee Guarantors to enter into such document, as specifically provided herein; or (b) the application of federal or state securities law to the transactions contemplated in the Indenture and the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in and in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.  Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

2

Exhibit 1

Tennessee Guarantors

LifePoint Medical Group — Hillside, Inc.

PHC-Aviation, Inc.

PHC-Tennessee, Inc.

Principal-Needles, Inc.

SST Community Health, L.L.C.

3

[Waller Lansden Dortch & Davis, LLP Letterhead]

February 28, 2017

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We have acted as special Texas counsel to the entities found on Exhibit 1 (the “Texas Guarantors”), and are furnishing this opinion letter in connection with the registration statement on Form S-4 (the “Registration Statement”) filed by LifePoint Health, Inc., a Delaware corporation (the “Company”), and each of the subsidiaries listed as an “Additional Registrant Guarantor” on the cover page of the Registration Statement, including the Texas Guarantors (each a “Guarantor” and collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and relating to the issuance by the Company of up to $500,000,000 aggregate principal amount of Senior Notes due 2024 (the “Exchange Securities”) and the issuance by the Guarantors, including the Texas Guarantors, of guarantees of the Exchange Securities (the “Guarantees”).  The Exchange Securities and the Guarantees will be issued under an Indenture, dated May 26, 2016 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).  Exchange Securities in an aggregate principal amount of $500,000,000 will be offered by the Company in exchange for the same aggregate principal amount of their outstanding Senior Notes due 2024 that were issued on May 26, 2016.

In rendering the opinions set forth herein, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, and such entity records, agreements, organizational documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Texas Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein.  We did not participate in the negotiation or preparation of the Indenture and have not advised the Company or the Texas Guarantors with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Texas Guarantors and have assumed that such matters remain true and correct through the date hereof.

Based on the foregoing, and subject to the limitations stated herein, we are of the opinion that:

1.             Based solely on the certificates of fact issued by the Secretary of State of the State of Texas, each of the Texas Guarantors is validly existing under the laws of the State of Texas.

2.             Each of the Texas Guarantors has the requisite corporate and/or limited partnership power and authority (as the case may be) to execute, deliver and perform all of its obligations under the Indenture and to guarantee the obligations under the Indenture.

3.             Each of the Texas Guarantors has taken the required steps to authorize the execution, delivery and performance of the Indenture and to guarantee the guaranteed obligations under the Indenture.

Our opinions in paragraphs 2 and 3 are limited to our review of the Texas Business Organizations Code as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction. We express no opinion as to: (a) the enforceability of the Indenture in accordance with its terms except to opine as to the authority of the Texas Guarantors to enter into such document, as specifically provided herein; or (b) the application of federal or state securities law to the transactions contemplated in the Indenture and the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in and in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.  Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

2

Exhibit 1

Texas Guarantors

Mexia-Principal, Inc.

Palestine-Principal G.P., Inc.

PRHC-Ennis G.P., Inc.

Texas Specialty Physicians

Mexia Principal Healthcare Limited Partnership

Palestine Principal Healthcare Limited Partnership

PRHC-Ennis, L.P.

3